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Exhibit 10.3
                                                               Contract #3311

                      TRANSPORTATION SERVICE AGREEMENT
                            For Rate Schedule FTS

         This TRANSPORTATION SERVICE AGREEMENT, hereinafter referred to as "Agreement," is made and entered into as of the 11th day of February, 2002, by and between Mississippi River Transmission Corporation, a Delaware corporation, hereinafter called "MRT," and Laclede Gas Company, a Missouri corporation, hereinafter called "Customer."

         In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided and attached hereto.

1)       TERM

         Effective Date:            May 1, 2002
         Primary Term End Date:     April 30, 2007

         This Agreement is binding as of February 11, 2002, and shall continue for a primary term ending April 30, 2007; provided, however, that this Agreement shall continue to be in effect thereafter unless and until terminated by either MRT or Customer by written notice to the other delivered at least one (1) year prior to the date of intended termination.

2)       QUANTITIES

         Maximum Daily Quantity (MDQ): 150,000 Dth/D

3)       RECEIPT AND DELIVERY POINTS
         See Exhibit A

         *On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.

4)       RATE

         Service hereunder shall be provided pursuant to Rate Schedule FTS. Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, for services rendered hereunder, unless otherwise agreed in writing by MRT and Customer.

5)       ADDRESSES

         For Notices to Customer:           For Bills to Customer:
         Steven F. Mathews                  Gas Accounting
         Laclede Gas Company                Laclede Gas Company
         720 Olive Street                   720 Olive Street, 13th Floor
         St. Louis, MO 63101                St. Louis, MO 63101
         Telephone: (314) 516-8585          Telephone: (314) 516-8595
         Facsimile: (314) 516-8551          Facsimile: (314) 241-2278


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         For Notices to MRT:                For Payments to MRT:                For Wire Transfer Payments to MRT:
         9900 Clayton Road                  P.O. Box 502161                     Mississippi River Transmission
         St. Louis, MO 63124                St. Louis, MO 63150-2161            Chase Bank of Texas
         Facsimile: (314) 991-7600                                              ABA No. 113000609
                                                                                Account No. 00103275674

         MRT Nominations (other             MRT Pipeline Operations:
         than electronic):                  Gas Control Department
         Transportation Services            9900 Clayton Road
         Facsimile: (318) 429-3298          St. Louis, MO 63124
                                            Telephone: (314) 991-9900


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove first written.

LACLEDE GAS COMPANY                            MISSISSIPPI RIVER TRANSMISSION
                                                        CORPORATION


By:      /s/ Kenneth J. Neises                By:  /s/ Robert Trost
Name:    Kenneth J. Neises                         Robert Trost
Title:   Executive Vice President -                Vice President, Marketing &
         Energy and Administrative Services          General Manager
Address: 720 Olive Street                          9900 Clayton Road
         St. Louis, MO 63101                       St. Louis, MO 63124


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                        GENERAL TERMS AND CONDITIONS


1) Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for storage hereunder. In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided. Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2) Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3) In accordance with the terms and conditions of Section 19 of the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1 (General Terms and Conditions), if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the General Terms and Conditions. If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4) Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer will provide fuel in kind.

5) This Agreement shall be subject to the provisions of the applicable rate schedule as well as the General Terms and Conditions set forth in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, and such provisions are incorporated herein by this reference. Any curtailment of storage service hereunder shall be in accordance with the priorities set out in MRT's General Terms and Conditions. To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6) MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

7) Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent quantities at the Delivery Points described herein which excludes a quantity of gas for Fuel Use and Loss. A maximum delivery point quantity is also specified for each MRT delivery point. For firm service, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate. For firm service, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8) For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

9) In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement. Such rate schedule or


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         superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or General Terms and Conditions, or to propose, file, and make effective superseding rate schedules and/or General Terms and Conditions, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

10) This Agreement shall not be assigned by Customer in whole or in part without MRT's prior written consent, which consent shall not be unreasonably withheld; provided however, that Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate schedule and the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1. In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

11) Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as fully delivered when hand-delivered, telecopied, or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address).

12) Each party shall notify the other in writing of the name, address, telephone number and telecopy number of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

13) This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing and executed by authorized representatives of the parties. No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

14) For firm service, Exhibit A attached hereto is incorporated into this Agreement in its entirety.

15) This agreement supersedes and cancels the FTS Service Agreement No. 528 between MRT and Customer.

16)      The parties agree that Customer has the Right of First Refusal
         (ROFR). If customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in the tariff.


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                                  EXHIBIT A

                         RECEIPT AND DELIVERY POINTS

                                                                 CONTRACT 3311

                       Maximum
                       Receipt
                       Pressure              Maximum
Receipt Point          (PSIG)               Quantity*
-------------          ------               ---------

AGLE                   720                  150,000

Reliant Energy/Glendale
Interconnect with Reliant Energy Gas
Transmission, A-307, Mile Pole 88.
SW 1/4, Sec. #5, T9N, R8W


                       Maximum
                       Delivery
                       Pressure             Maximum
Delivery Point(s)      (PSIG)               Quantity*
-----------------      -----                ---------

*STG                                        150,000

MRT Storage
MRT's storage facilities primarily located in Ouachita Parish, LA

AERP             710                        150,000

Reliant Energy/Perryville
Interconnect with Reliant Energy Resources,
NE 1/4, Sec. 24, T20N, R4W (Located on MRT Main
Line system).

*On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.


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                                  EXHIBIT A

Customer:                  Laclede Gas Company                Contract: 3311

Primary Path(s):           From             To
                           AGLE             *STG


Rate Zone Capacity:

                           FLD              150,000


Line Capacity:

                           M/FH             150,000


Line Priority:

                           FLD/M            150,000




Transportation Zones:  FLD: Field Zone  MKT: Market Zone
Service Lines: E: East Line  M: Main Line  W: West Line  O: Off System Gathering
         FH: Fountain Hill Line


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